Q4 and FY 2024 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 07 Vehicle Capacity 09 Core Technology 10 Other Highlights 11 Outlook 12 Photos & Charts 13 Key Metrics 26 Financial Statements 28 Additional Information 35 2

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation), net of tax; (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and investments; (4) Active driver supervision required; does not make the vehicle autonomous; (5) Calculated by dividing Cost of Automotive Sales Revenue by respective quarter’s new deliveries (ex-operating leases) Profitability $7.1B GAAP operating income in 2024; $1.6B in Q4 $7.1B GAAP net income in 2024; $2.3B in Q4 incl. $0.6B mark-to-market gain on digital assets $8.4B non-GAAP net income1 in 2024; $2.6B in Q4 Q4 was a record quarter for both vehicle deliveries and energy storage deployments. We expect Model Y to once again be the best-selling vehicle, of any kind, globally for the full year 2024, and we have made it even better, with the New Model Y now launched in all markets. In 2024, we made significant investments in infrastructure that will spur the next wave of growth for the company, including vehicle manufacturing capabilities for new models, AI training compute and energy storage manufacturing capacity. Affordability remains top of mind for customers, and we continue to review every aspect of our cost of goods sold (COGS) per vehicle5 to help alleviate this concern. In Q4, COGS per vehicle reached its lowest level ever at <$35,000, driven largely by raw material cost improvement, helping us to partially offset our investment in compelling financing and lease options. The Energy business achieved another record in Q4 with its highest-ever gross profit generation. Construction of Megafactory Shanghai was completed in December and will begin ramping this quarter. Powerwall deployments achieved another record quarter as we continue to ramp Powerwall 3 production and launch in additional markets. 2025 will be a seminal year in Tesla’s history as FSD (Supervised) continues to rapidly improve with the aim of ultimately exceeding human levels of safety. This will eventually unlock an unsupervised FSD option for our customers and the Robotaxi business, which we expect to begin launching later this year in parts of the U.S. We also continue to work on launching FSD (Supervised) in Europe and China in 2025. Cash Operating cash flow of $14.9B in 2024; $4.8B in Q4 Free cash flow2 of $3.6B in 2024; $2.0B in Q4 $7.5B increase in our cash and investments3 in 2024 to $36.6B Operations Increased AI training compute by over 400% in 2024 Over three billion miles driven cumulatively on FSD (Supervised)4 as of January Completed construction of Megafactory Shanghai 3

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q4-2023	Q1-2024	Q2-2024	Q3-2024	Q4-2024	YoY
Total automotive revenues	21,563	17,378	19,878	20,016	19,798	-8%
Energy generation and storage revenue	1,438	1,635	3,014	2,376	3,061	113%
Services and other revenue	2,166	2,288	2,608	2,790	2,848	31%
Total revenues	25,167	21,301	25,500	25,182	25,707	2%
Total gross profit	4,438	3,696	4,578	4,997	4,179	-6%
Total GAAP gross margin	17.6%	17.4%	18.0%	19.8%	16.3%	-138 bp
Operating expenses	2,374	2,525	2,973	2,280	2,596	9%
Income from operations	2,064	1,171	1,605	2,717	1,583	-23%
Operating margin	8.2%	5.5%	6.3%	10.8%	6.2%	-204 bp
Adjusted EBITDA	3,953	3,384	3,674	4,665	4,922	25%
Adjusted EBITDA margin	15.7%	15.9%	14.4%	18.5%	19.1%	344 bp
Net income attributable to common stockholders (GAAP)	7,928	1,129	1,478	2,167	2,317	-71%
Net income attributable to common stockholders (non-GAAP)	2,485	1,536	1,812	2,505	2,566	3%
EPS attributable to common stockholders, diluted (GAAP)	2.27	0.34	0.42	0.62	0.66	-71%
EPS attributable to common stockholders, diluted (non-GAAP)	0.71	0.45	0.52	0.72	0.73	3%
Net cash provided by operating activities	4,370	242	3,612	6,255	4,814	10%
Capital expenditures	(2,306)	(2,773)	(2,270)	(3,513)	(2,783)	21%
Free cash flow	2,064	(2,531)	1,342	2,742	2,031	-2%
Cash, cash equivalents and investments	29,094	26,863	30,720	33,648	36,563	26%

4

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	2020	2021	2022	2023	2024	YoY
Total automotive revenues	27,236	47,232	71,462	82,419	77,070	-6%
Energy generation and storage revenue	1,994	2,789	3,909	6,035	10,086	67%
Services and other revenue	2,306	3,802	6,091	8,319	10,534	27%
Total revenues	31,536	53,823	81,462	96,773	97,690	1%
Total gross profit	6,630	13,606	20,853	17,660	17,450	-1%
Total GAAP gross margin	21.0%	25.3%	25.6%	18.2%	17.9%	-39 bp
Operating expenses	4,636	7,083	7,197	8,769	10,374	18%
Income from operations	1,994	6,523	13,656	8,891	7,076	-20%
Operating margin	6.3%	12.1%	16.8%	9.2%	7.2%	-194 bp
Adjusted EBITDA	5,817	11,621	19,186	16,631	16,645	0%
Adjusted EBITDA margin	18.4%	21.6%	23.6%	17.2%	17.0%	-15 bp
Net income attributable to common stockholders (GAAP)	721	5,519	12,556	14,997	7,091	-53%
Net income attributable to common stockholders (non-GAAP)	2,455	7,640	14,116	10,882	8,419	-23%
EPS attributable to common stockholders, diluted (GAAP)	0.21	1.63	3.62	4.30	2.04	-53%
EPS attributable to common stockholders, diluted (non-GAAP)	0.75	2.26	4.07	3.12	2.42	-22%
Net cash provided by operating activities	5,943	11,497	14,724	13,256	14,923	13%
Capital expenditures	(3,157)	(6,482)	(7,158)	(8,898)	(11,339)	27%
Free cash flow	2,786	5,015	7,566	4,358	3,584	-18%
Cash, cash equivalents and investments	19,384	17,707	22,185	29,094	36,563	26%

5

TESLA

F I N A N C I A L S U M M A R Y Revenue Total revenue increased 2% YoY in Q4 to $25.7B. YoY, revenue was impacted by the following items: + growth in Energy Generation and Storage and Services and Other + growth in vehicle deliveries + higher regulatory credit revenue - reduced S3XY vehicle average selling price (ASP) (excl. FX impact1), due to pricing, attractive financing options and mix Profitability Our operating income decreased 23% YoY to $1.6B in Q4, resulting in a 6.2% operating margin. YoY, operating income was primarily impacted by the following items: - reduced S3XY vehicle ASP - increase in operating expenses driven by AI and other R&D projects + growth in Energy Generation and Storage and Services and Other gross profit + lower cost per vehicle, including lower raw material costs partially offset by lower fixed cost absorption from production decrease YoY + higher regulatory credit revenue Cash Quarter-end cash, cash equivalents and investments in Q4 was $36.6B. The sequential increase of $2.9B was primarily the result of positive free cash flow of $2.0B. 6 (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q4’23.

Q4-2023 Q1-2024 Q2-2024 Q3-2024 Q4-2024 YoY Model 3/Y production 476,777 412,376 386,576 443,668 436,718 -8% Other models production 18,212 20,995 24,255 26,128 22,727 25% Total production 494,989 433,371 410,831 469,796 459,445 -7% Model 3/Y deliveries 461,538 369,783 422,405 439,975 471,930 2% Other models deliveries 22,969 17,027 21,551 22,915 23,640 3% Total deliveries 484,507 386,810 443,956 462,890 495,570 2% of which subject to operating lease accounting 10,563 8,365 10,227 14,449 26,962 155% Total end of quarter operating lease vehicle count 176,564 173,131 171,353 168,867 180,523 2% Global vehicle inventory (days of supply)(1) 15 28 18 19 12 -20% Storage deployed (GWh) 3.2 4.1 9.4 6.9 11.0 244% Tesla locations 1,208 1,258 1,286 1,306 1,359 13% Mobile service fleet 1,909 1,897 1,896 1,933 1,895 -1% Supercharger stations 5,952 6,249 6,473 6,706 6,975 17% Supercharger connectors 54,892 57,579 59,596 62,421 65,495 19% (1) Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter’s deliveries and using 75 trading days (aligned with Automotive News definition). O P E R A T I O N A L S U M M A R Y (Unaudited) 7

2020 2021 2022 2023 2024 YoY Model 3/Y production 454,932 906,032 1,298,434 1,775,159 1,679,338 -5% Other models production 54,805 24,390 71,177 70,826 94,105 33% Total production 509,737 930,422 1,369,611 1,845,985 1,773,443 -4% Model 3/Y deliveries 442,562 911,242 1,247,146 1,739,707 1,704,093 -2% Other models deliveries 57,085 24,980 66,705 68,874 85,133 24% Total deliveries 499,647 936,222 1,313,851 1,808,581 1,789,226 -1% of which subject to operating lease accounting 34,470 60,912 47,582 72,226 60,003 -17% Total end of quarter operating lease vehicle count 72,089 120,342 140,667 176,564 180,523 2% Global vehicle inventory (days of supply)(1) 15 6 16 16 13 -19% Storage deployed (GWh) 3.0 4.0 6.5 14.7 31.4 114% Tesla locations 523 644 963 1,208 1,359 13% Mobile service fleet 894 1,281 1,584 1,909 1,895 -1% Supercharger stations 2,564 3,476 4,678 5,952 6,975 17% Supercharger connectors 23,277 31,498 42,419 54,892 65,495 19% (1) Days of supply is calculated by dividing new vehicle ending inventory by the relevant year’s deliveries and using 300 trading days (aligned with Automotive News definition). O P E R A T I O N A L S U M M A R Y (Unaudited) 8

V E H I C L E C A P A C I T Y Current Installed Annual Vehicle Capacity Region Model Capacity Status California Model S / Model X 100,000 Production Model 3 / Model Y >550,000 Production Shanghai Model 3 / Model Y >950,000 Production Berlin Model Y >375,000 Production Texas Model Y >250,000 Production Cybertruck >125,000 Production Cybercab - In development Nevada Tesla Semi - Pilot production TBD Roadster - In development Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Market share of Tesla vehicles by region (TTM) Source: Tesla estimates based on latest available data from ACEA; Autonews.com; CAAM – light-duty vehicles only; TTM = Trailing twelve months Preparations are underway across our existing factories for the launch of new products in 2025, including more affordable models. New Model Y has launched on the configurator globally with production ramp and deliveries beginning later in Q1. US: California, Nevada and Texas Semi Factory construction continued in Q4 and recently completed roof and wall enclosure of the main building area. First truck builds are scheduled to start by end of 2025 with ramp beginning in early 2026. Preparation is underway for Cybercab lines at Gigafactory Texas with volume production planned for 2026. Given its unique functionality – including Powershare, stainless steel exterior, enhanced durability and bioweapon defense mode – we deployed a fleet of Cybertrucks equipped with Starlink in the Los Angeles area to help first responders and those impacted by the fires get access to electricity and Wi-Fi. We expect Cybertruck to be eligible for the IRA consumer tax credit, helping to improve affordability and access for even more customers. APAC: Shanghai In Q4, we achieved record deliveries in China as Model Y became the best-selling vehicle for the full year. Tesla also became the fastest growing brand in South Korea, and we launched vehicle sales in the Philippines. Europe: Berlin-Brandenburg In 2024, Model Y was the best-selling vehicle of any type in Denmark, Norway, Sweden, Switzerland and the Netherlands and we expect Model Y to have been the second best-selling vehicle of any type in Europe. Tesla was the most sold brand in Norway for the fourth year in a row with Model Y and Model 3 the best- and second-best selling cars of any type in 2024.9 0% 1% 2% 3% 4% US/Canada Europe China

Million miles driven before an accident occurs C O R E T E C H N O L O G Y Cumulative miles driven with FSD (Supervised) (billions) Artificial Intelligence Software and Hardware In Q4, we completed the deployment of Cortex, a ~50k H100 training cluster at Gigafactory Texas. Cortex helped enable V13 of FSD (Supervised)1, which boasts major improvements in safety and comfort thanks to 4.2x increase in data, higher resolution video inputs, 2x reduction in photon-to-control latency and redesigned controller, among other enhancements. FSD (Supervised) can now start from park and perform unpark, reverse and park capabilities. In Q4, Tesla vehicles using Autopilot technology drove 5.94 million miles between accidents2 – the best Q4 ever – compared to the U.S. average of .70 million miles. Progress on Optimus hardware and software continued in Q4, including the latest generation hand, robust locomotion and training on additional tasks, ahead of planned pilot production in 2025. Vehicle and Other Software The holiday release included Apple Watch support - customers can pair their watch as a key to unlock and lock their vehicle without ever pressing a button just like the phone key. With a Premium Connectivity subscription, Dashcam and Sentry Mode clips can be viewed and downloaded directly from the Tesla mobile app. An animated three-hour precipitation forecast can be viewed on the map, and SiriusXM is now available to our full lineup with launch as a native app for Model 3, Model Y and Cybertruck. Battery, Powertrain and Manufacturing We processed our first spodumene (lithium-containing concentrate) through the front-end of the lithium refinery only 18 months after ground-breaking: much faster than any plant we know of outside of Asia. The intermediate material was on-spec, and we are on track to commission the plant in 2025. Our in-house 4680 cell hit a production rate exceeding 2.5k Cybertrucks/week. 10 (1) Active driver supervision required; does not make the vehicle autonomous (2) For more information, see our Vehicle Safety Report 0.0 0.5 1.0 1.5 2.0 2.5 3.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before 0 1 2 3 4 5 6 Q4 2019 Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Tesla vehicles using Autopilot technology Tesla vehicles not using Autopilot technology U.S. avg

O T H E R H I G H L I G H T S Energy Storage deployments (GWh) Energy and Services and Other gross profit ($M) Our Energy business continued to grow rapidly in 2024 as we expand capacity for both Megapack and Powerwall to meet demand. Services and Other – a collection of businesses that support new vehicle sales – achieved its third year in a row of profitability in 2024. Energy Generation and Storage The Energy business achieved record deployments for both Powerwall and Megapack at a combined 11.0 GWh, resulting in a record gross profit in Q4. Material and other costs continued to come down in Q4 at the Lathrop Megafactory. Both Powerwall and Megapack continue to be supply constrained as we open new markets and demand for energy storage products continues to grow. With construction completed, Shanghai Megafactory will begin ramping in Q1. Services and Other In Q4, we added over 3k Supercharger stalls to the network and delivered 1.4 TWh of energy. We unveiled our V4 cabinet, which supports 400V-1,000V vehicle architectures, charges up to 500kW for passenger vehicles and 1.2MW for Tesla Semi and has cutting-edge power electronics with 3x the power density. We launched Battery Heating at Superchargers, a feature that gets vehicles with LFP battery packs back on the road up to 4x faster. We also continued to welcome more OEMs to the North American Supercharger network, including the first NACS native vehicles. Overall, in 2024, we launched Superchargers in three new countries, added over 10k new Supercharger stalls, and grew the network by 19% year-over-year, for a total of 65k+ Superchargers worldwide. We delivered 5.2+ TWh, offsetting over 5.5 billion kg of direct CO2 emissions and 2.4 billion liters of gasoline. 11 0 1 2 3 4 5 6 7 8 9 10 11 12 -1,000 -800 -600 -400 -200 0 200 400 600 800 1,000

O U T L O O K Volume With the advancements in vehicle autonomy and the introduction of new products, we expect the vehicle business to return to growth in 2025. The rate of growth will depend on a variety of factors, including the rate of acceleration of our autonomy efforts, production ramp at our factories and the broader macroeconomic environment. We expect energy storage deployments to grow at least 50% year-over-year in 2025. Cash We have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. Furthermore, we will manage the business such that we maintain a strong balance sheet during this uncertain period. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware- related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product Plans for new vehicles, including more affordable models, remain on track for start of production in the first half of 2025. These vehicles will utilize aspects of the next generation platform as well as aspects of our current platforms and will be produced on the same manufacturing lines as our current vehicle line-up. This approach will result in achieving less cost reduction than previously expected but enables us to prudently grow our vehicle volumes in a more capex efficient manner during uncertain times. This should help us fully utilize our current expected maximum capacity of close to three million vehicles, enabling more than 60% growth over 2024 production before investing in new manufacturing lines. Our purpose-built Robotaxi product – Cybercab – will continue to pursue a revolutionary “unboxed” manufacturing strategy and is scheduled for volume production starting in 2026. 12

P H O T O S & C H A R T S

A V E R A G E C O G S P E R V E H I C L E * A C H I E V E D A N A L L – T I M E L O W I N Q 4 2 0 2 4 14 $32,000 $33,000 $34,000 $35,000 $36,000 $37,000 $38,000 $39,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 * Calculated by dividing Cost of Automotive Sales Revenue by respective quarter’s new deliveries (ex-operating leases)

CYBERTRUCK - ADVANCEMENTS IN VEHICLE TECHNOLOGY AND ARCHITECTURE

	Technology	Description	Use in Future Vehicles
Manufacturing and Design	Stainless Steel Exoskeleton	• Cold-rolled full hard stainless steel exoskeleton carries crash loads and increases torsional stiffness of the body • Iconic visual design; high dent- and corrosion- resistance reduce concerns over daily wear and tear	
	Air Bending Manufacturing Process	• First-of-its-kind automated tooling developed by Tesla that can bend full hard stainless steel without touching it • Enables the use of full hard stainless steel as an A-surface without getting scratched by tooling	
	Giga-castings	• Our largest castings ever - custom alloy and a 9,000-ton press combine to make front and rear vehicle structures • Reduces number of parts and manufacturing complexity, and, as a bonus, scrap is fully recyclable	✓
	Integrated Audio with Body Structure	• Utilizes the body structure as the reactive volume for dual subwoofers • Giant sound in extremely dense packaging	✓
Powertrain and Electrical Architecture	48-Volt Electrical Architecture	• 48-volt electrical system reduces current by 4x and heat generated by 16x compared to typical automotive voltage • Reduction in vehicle harness reduces vehicle weight, increases energy efficiency and simplifies electrical systems	✓
	800-Volt Battery System	• Higher voltage powertrain is more energy efficient for high power vehicles such as Cybertruck and Tesla Semi • Enables smaller cables which reduces cost and mass while also enabling higher power (500kW) charging	✓
	Etherloop Communication Architecture	• Gigabit ethernet communication is 1,000x faster than traditional automotive communication standards • Enables distributed controller architecture which improves redundancy and eliminates 70% of cross-vehicle wires	✓
	Bidirectional Charging (Powershare)	• The Cybertruck can provide power to your jobsite, home or other devices (Vehicle-to-Grid or Vehicle-to-Home) • Turns vehicles into mobile energy storage units with up to 11.5kW of onboard power, enabling hours of work	✓
Ride and Comfort	Custom Laminated Glass	• Novel glass and laminate developed by Tesla for increased comfort and strength • Improves sound isolation and blocks harmful UV, keeping the cabin cool while maintaining a panoramic view	✓
	Adaptive Air Suspension	• Adjusts ride height and damping for different terrains with 12” of adjustment getting up to 16” of ground clearance • Improves on-road comfort and stability without sacrificing off-road capability	✓
	Steer-by-Wire	• Replaces traditional steer shaft with redundant controllers and motors, enabling an adjustable steering ratio for different speeds and driving styles • Reduces the amount you need to turn the wheel, enabling more agility at low speeds and more stability at high speeds	✓
	Rear Wheel Steering	• Leveraging steer-by-wire, enables approximately ten degrees of steering on the rear wheels • Improves turning radius at low speeds and increases stability at high speeds	✓

15 TESLA

N E W M O D E L Y - T H E W O R L D ’ S B E S T S E L L I N G V E H I C L E I S N O W E V E N B E T T E R 16

N E W M O D E L Y - T H E W O R L D ’ S B E S T S E L L I N G V E H I C L E I S N O W E V E N B E T T E R 17

NEW MODEL Y - THE WORLD'S BEST SELLING VEHICLE IS NOW EVEN BETTER



New Model Y



Model Y

	Model Y	New Model Y
Trim	Long Range All-Wheel Drive	LAUNCH SERIES Long Range All-Wheel Drive
Delivery Timing	Available Now	Available starting March
Starting Price After Est. Savings	$34,490*	$46,490*
Range**	311 miles (EPA est.)	320 miles (est.)
Seating	First row: power recline and heated Second row: manual fold and heated	First row: power recline, heated and ventilated Second row: power two-way folding and heated
Displays	15.4" front-row touchscreen	15.4" front-row touchscreen 8" second-row touchscreen
Ride Comfort	First-generation suspension First-generation noise reduction hardware	Second-generation suspension Second-generation noise reduction hardware
Cameras	7 exterior cameras	8 exterior cameras (includes new front-facing camera)
Audio	13 speakers, 1 subwoofer	15 speakers, 1 subwoofer
Connectivity	First-generation hardware	Second-generation hardware
Trunk	Power open	Hands-free power open on approach
Interior	Footwell and door pocket ambient lighting Wooden detailing with black interior	Footwell and door pocket ambient lighting Wrap-around ambient lighting Aluminum detailing and premium textiles
Climate	Tinted and laminated safety glass Power-actuated first-row air vents Manual second-row air vents	Laminated safety glass on cabin windows and roof Tinted safety glass with metallic infrared reflective coating across the roof Power-actuated first- and second-row air vents

* Before estimated savings, Model Y Rear-Wheel Drive starts at $46,630 (U.S) and New Model Y Launch Series Long Range All-Wheel Drive starts at $61,630 (U.S.). Prices include Destination and Order Fees, but exclude taxes and other fees. Subject to change. New Model Y Launch Series has upgrades that will increase the price. Estimated savings includes $6,000 in gas savings estimated over five years and the $7,500 Federal Tax Credit, available to eligible buyers and subject to MSRP caps. Not all vehicles, customers or finance options will be eligible. Terms apply
** Actual range dependent on trim and wheel size.

18

S E M I F A C T O R Y - F I R S T T R U C K B U I L D S S C H E D U L E D L A T E R T H I S Y E A R 19

M E G A F A C T O R Y S H A N G H A I - W I T H G I G A F A C T O R Y S H A N G H A I I N T H E B A C K G R O U N D 20

M E G A F A C T O R Y S H A N G H A I - G E N E R A L A S S E M B L Y 21

T E S L A L I T H I U M R E F I N E R Y - S T A R T O F P R O D U C T I O N I N 2 0 2 5 22

T E S L A L I T H I U M T E A M O N S P O D U M E N E D A Y 23

C O R T E X ~ 5 0 K G P U T R A I N I N G C L U S T E R 24

C O R T E X ~ 5 0 K G P U T R A I N I N G C L U S T E R 25

KEY METRICS QUARTERLY

(Unaudited)


0.5
0.4
0.3
0.2
0.1
0.0
1Q-2022
2Q-2022
3Q-2022
4Q-2022
1Q-2023
2Q-2023
3Q-2023
4Q-2023
1Q-2024
2Q-2024
3Q-2024
4Q-2024
Vehicle Deliveries (millions of units)


7
6
5
4
3
2
1
0
-1
-2
-3
1Q-2022
2Q-2022
3Q-2022
4Q-2022
1Q-2023
2Q-2023
3Q-2023
4Q-2023
1Q-2024
2Q-2024
3Q-2024
4Q-2024
Operating Cash Flow ($B)
Free Cash Flow ($B)


8
7
6
5
4
3
2
1
0
1Q-2022
2Q-2022
3Q-2022
4Q-2022
1Q-2023
2Q-2023
3Q-2023
4Q-2023
1Q-2024
2Q-2024
3Q-2024
4Q-2024
Net Income ($B)
Adjusted EBITDA ($B)

26

KEY METRICS TRAILING 12 MONTHS (TTM)

(Unaudited)


2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
1Q-2022
2Q-2022
3Q-2022
4Q-2022
1Q-2023
2Q-2023
3Q-2023
4Q-2023
1Q-2024
2Q-2024
3Q-2024
4Q-2024
Vehicle Deliveries
(millions of units)


20
18
16
14
12
10
8
6
4
2
0
1Q-2022
2Q-2022
3Q-2022
4Q-2022
1Q-2023
2Q-2023
3Q-2023
4Q-2023
1Q-2024
2Q-2024
3Q-2024
4Q-2024
Operating Cash Flow ($B)
Free Cash Flow ($B)


20
18
16
14
12
10
8
6
4
2
0
1Q-2022
2Q-2022
3Q-2022
4Q-2022
1Q-2023
2Q-2023
3Q-2023
4Q-2023
1Q-2024
2Q-2024
3Q-2024
4Q-2024
Net Income ($B)
Adjusted EBITDA ($B)

27

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q4-2023	Q1-2024	Q2-2024	Q3-2024	Q4-2024
REVENUES					
Automotive sales	20,630	16,460	18,530	18,831	18,659
Automotive regulatory credits	433	442	890	739	692
Automotive leasing	500	476	458	446	447
Total automotive revenues	21,563	17,378	19,878	20,016	19,798
Energy generation and storage	1,438	1,635	3,014	2,376	3,061
Services and other	2,166	2,288	2,608	2,790	2,848
Total revenues	**25,167**	**21,301**	**25,500**	**25,182**	**25,707**
COST OF REVENUES					
Automotive sales	17,202	13,897	15,962	15,743	16,268
Automotive leasing	296	269	245	247	242
Total automotive cost of revenues	17,498	14,166	16,207	15,990	16,510
Energy generation and storage	1,124	1,232	2,274	1,651	2,289
Services and other	2,107	2,207	2,441	2,544	2,729
Total cost of revenues	20,729	17,605	20,922	20,185	21,528
Gross profit	**4,438**	**3,696**	**4,578**	**4,997**	**4,179**
OPERATING EXPENSES					
Research and development	1,094	1,151	1,074	1,039	1,276
Selling, general and administrative	1,280	1,374	1,277	1,186	1,313
Restructuring and other	-	-	622	55	7
Total operating expenses	2,374	2,525	2,973	2,280	2,596
INCOME FROM OPERATIONS	**2,064**	**1,171**	**1,605**	**2,717**	**1,583**
Interest income	333	350	348	429	442
Interest expense	(61)	(76)	(86)	(92)	(96)
Other (expense) income, net	(145)	108	20	(270)	837
INCOME BEFORE INCOME TAXES	2,191	1,553	1,887	2,784	2,766
(Benefit from) provision for income taxes	(5,752)	409	393	601	434
NET INCOME	7,943	1,144	1,494	2,183	2,332
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	15	15	16	16	15
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**7,928**	**1,129**	**1,478**	**2,167**	**2,317**
Net income per share of common stock attributable to common stockholders					
Basic	$ 2.49	$ 0.37	$ 0.46	$ 0.68	$ 0.72
Diluted	$ 2.27	$ 0.34	$ 0.42	$ 0.62	$ 0.66
Weighted average shares used in computing net income per share of common stock					
Basic	3,181	3,186	3,191	3,198	3,213
Diluted	3,492	3,484	3,481	3,497	3,517

29

BALANCE SHEET

(Unaudited)

In millions of USD	31-Dec-23	31-Mar-24	30-Jun-24	30-Sep-24	31-Dec-24
ASSETS					
Current assets					
Cash, cash equivalents and investments	29,094	26,863	30,720	33,648	36,563
Accounts receivable, net	3,508	3,887	3,737	3,313	4,418
Inventory	13,626	16,033	14,195	14,530	12,017
Prepaid expenses and other current assets	3,388	3,752	4,325	4,888	5,362
Total current assets	49,616	50,535	52,977	56,379	58,360
Operating lease vehicles, net	5,989	5,736	5,541	5,380	5,581
Solar energy systems, net	5,229	5,162	5,102	5,040	4,924
Property, plant and equipment, net	29,725	31,436	32,902	36,116	35,836
Operating lease right-of-use assets	4,180	4,367	4,563	4,867	5,160
Digital assets, net	184	184	184	184	1,076
Goodwill and intangible assets, net	431	421	413	411	394
Deferred tax assets	6,733	6,769	6,692	6,486	6,524
Other non-current assets	4,531	4,616	4,458	4,989	4,215
Total assets	**106,618**	**109,226**	**112,832**	**119,852**	**122,070**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	14,431	14,725	13,056	14,654	12,474
Accrued liabilities and other	9,080	9,243	9,616	10,601	10,723
Deferred revenue	2,864	3,024	2,793	3,031	3,168
Current portion of debt and finance leases (1)	2,373	2,461	2,264	2,291	2,456
Total current liabilities	28,748	29,453	27,729	30,577	28,821
Debt and finance leases, net of current portion (1)	2,857	2,899	5,481	5,405	5,757
Deferred revenue, net of current portion	3,251	3,214	3,357	3,350	3,317
Other long-term liabilities	8,153	8,480	9,002	9,810	10,495
Total liabilities	**43,009**	**44,046**	**45,569**	**49,142**	**48,390**
Redeemable noncontrolling interests in subsidiaries	242	73	72	70	63
Total stockholders' equity	62,634	64,378	66,468	69,931	72,913
Noncontrolling interests in subsidiaries	733	729	723	709	704
Total liabilities and equity	**106,618**	**109,226**	**112,832**	**119,852**	**122,070**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	4,613	4,820	7,355	7,379	7,871
Recourse debt	44	54	7	11	7
Days sales outstanding	11	16	14	13	14
Days payable outstanding	63	75	60	63	58

30

STATEMENT OF CASH FLOWS

(Unaudited)

In millions of USD	Q4-2023	Q1-2024	Q2-2024	Q3-2024	Q4-2024
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income	7,943	1,144	1,494	2,183	2,332
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,232	1,246	1,278	1,348	1,496
Stock-based compensation	484	524	439	457	579
Deferred income taxes	(6,033)	(11)	144	285	59
Digital assets gain, net	—	—	—	—	(589)
Other	262	—	119	408	(93)
Changes in operating assets and liabilities	482	(2,661)	138	1,574	1030
Net cash provided by operating activities	**4,370**	**242**	**3,612**	**6,255**	**4,814**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(2,306)	(2,773)	(2,270)	(3,513)	(2,783)
Purchases of solar energy systems, net of sales	(1)	(4)	(2)	—	3
Purchases of investments	(5,891)	(6,622)	(8,143)	(6,032)	(15,158)
Proceeds from maturities of investments	3,394	4,315	6,990	6,670	10,335
Proceeds from sales of investments	—	—	200	—	—
Net cash used in investing activities	**(4,804)**	**(5,084)**	**(3,225)**	**(2,875)**	**(7,603)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	(141)	(140)	2,598	(75)	(108)
Net borrowings (repayments) under vehicle and energy product financing	952	216	(212)	(107)	677
Net cash flows from noncontrolling interests – Solar	(76)	(131)	(43)	(26)	(37)
Other	152	251	197	340	453
Net cash provided by financing activities	**887**	**196**	**2,540**	**132**	**985**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	146	(79)	(37)	108	(133)
Net increase (decrease) in cash and cash equivalents and restricted cash	599	(4,725)	2,890	3,620	(1,937)
Cash and cash equivalents and restricted cash at beginning of period	16,590	17,189	12,464	15,354	18,974
Cash and cash equivalents and restricted cash at end of period	17,189	12,464	15,354	18,974	17,037

31

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q4-2023	Q1-2024	Q2-2024	Q3-2024	Q4-2024
Net income attributable to common stockholders (GAAP)	**7,928**	**1,129**	**1,478**	**2,167**	**2,317**
Stock-based compensation expense, net of tax	484	407	334	338	249
Release of valuation allowance on deferred tax assets	(5,927)	—	—	—	—
Net income attributable to common stockholders (non-GAAP)	**2,485**	**1,536**	**1,812**	**2,505**	**2,566**
Less: Buy-outs of noncontrolling interests	1	(42)	—	—	3
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP)	**2,484**	**1,578**	**1,812**	**2,505**	**2,563**
EPS attributable to common stockholders, diluted (GAAP)	**2.27**	**0.34**	**0.42**	**0.62**	**0.66**
Stock-based compensation expense per share, net of tax	0.14	0.11	0.10	0.10	0.07
Release of valuation allowance on deferred tax assets per share	(1.70)	—	—	—	—
EPS attributable to common stockholders, diluted (non-GAAP)	**0.71**	**0.45**	**0.52**	**0.72**	**0.73**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,492	3,484	3,481	3,497	3,517
Net income attributable to common stockholders (GAAP)	**7,928**	**1,129**	**1,478**	**2,167**	**2,317**
Interest expense	61	76	86	92	96
(Benefit from) provision for income taxes	(5,752)	409	393	601	434
Depreciation, amortization and impairment	1,232	1,246	1,278	1,348	1,496
Stock-based compensation expense	484	524	439	457	579
Adjusted EBITDA (non-GAAP)	**3,953**	**3,384**	**3,674**	**4,665**	**4,922**
Total revenues	25,167	21,301	25,500	25,182	25,707
Adjusted EBITDA margin (non-GAAP)	**15.7%**	**15.9%**	**14.4%**	**18.5%**	**19.1%**

32

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	2020	2021	2022	2023	2024
Net income attributable to common stockholders (GAAP)	**721**	**5,519**	**12,556**	**14,997**	**7,091**
Stock-based compensation expense, net of tax	1,734	2,121	1,560	1,812	1,328
Release of valuation allowance on deferred tax assets	—	—	—	(5,927)	—
Net income attributable to common stockholders (non-GAAP)	**2,455**	**7,640**	**14,116**	**10,882**	**8,419**
Less: Buy-outs of noncontrolling interests	31	(5)	(27)	(2)	(39)
Less: Dilutive convertible debt	—	(9)	(1)	—	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP)	**2,424**	**7,654**	**14,143**	**10,884**	**8,458**
EPS attributable to common stockholders, diluted (GAAP)	**0.21**	**1.63**	**3.62**	**4.30**	**2.04**
Stock-based compensation expense per share, net of tax	0.54	0.63	0.45	0.52	0.38
Release of valuation allowance on deferred tax assets per share	—	—	—	(1.70)	—
EPS attributable to common stockholders, diluted (non-GAAP)	**0.75**	**2.26**	**4.07**	**3.12**	**2.42**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,249	3,386	3,475	3,485	3,498
Net income attributable to common stockholders (GAAP)	**721**	**5,519**	**12,556**	**14,997**	**7,091**
Interest expense	748	371	191	156	350
Provision for (benefit from) income taxes	292	699	1,132	(5,001)	1,837
Depreciation, amortization and impairment	2,322	2,911	3,747	4,667	5,368
Stock-based compensation expense	1,734	2,121	1,560	1,812	1,999
Adjusted EBITDA (non-GAAP)	**5,817**	**11,621**	**19,186**	**16,331**	**16,645**
Total revenues	31,536	53,823	81,462	96,773	97,690
Adjusted EBITDA margin (non-GAAP)	**18.4%**	**21.6%**	**23.6%**	**17.2%**	**17.0%**

33

TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024
Net cash provided by operating activities (GAAP)	2,124	3,147	4,585	3,995	2,351	5,100	3,278	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814
Capital expenditures	(1,505)	(1,819)	(1,810)	(1,767)	(1,730)	(1,803)	(1,858)	(2,072)	(2,060)	(2,460)	(2,306)	(2,773)	(2,270)	(3,513)	(2,783)
Free cash flow (non-GAAP)	619	1,328	2,775	2,228	621	3,297	1,420	441	1,005	848	2,064	(2,531)	1,342	2,742	2,031

In millions of USD	2Q-2021	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	3Q-2024
Net income attributable to common stockholders (GAAP)	1,142	1,618	2,321	3,318	2,259	3,292	3,687	2,513	2,703	1,853	7,928	1,129	1,478	2,167	2,317
Interest expense	75	126	71	61	44	53	33	29	28	38	61	76	86	92	96
Provision for (benefit from) income taxes	115	223	292	346	205	305	276	261	323	167	(5,752)	409	393	601	434
Depreciation, amortization and impairment	681	761	848	880	922	956	989	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496
Stock-based compensation expense	474	475	558	418	361	362	419	418	445	465	484	524	439	457	579
Adjusted EBITDA (non-GAAP)	2,487	3,203	4,090	5,023	3,791	4,968	5,404	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,922

In millions of USD	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024
Net cash provided by operating activities – TTM (GAAP)	13,851	14,078	16,031	14,724	13,242	13,956	12,164	13,256	10,985	11,532	14,479	14,923
Capital expenditures – TTM	(6,901)	(7,126)	(7,110)	(7,158)	(7,463)	(7,793)	(8,450)	(8,898)	(9,599)	(9,809)	(10,862)	(11,339)
Free cash flow – TTM (non-GAAP)	6,950	6,952	8,921	7,566	5,779	6,163	3,714	4,358	1,386	1,723	3,617	3,584

In millions of USD	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	3Q-2024
Net income attributable to common stockholders – TTM (GAAP)	8,399	9,516	11,190	12,556	11,751	12,195	10,756	14,997	13,613	12,388	12,702	7,091
Interest expense – TTM	333	302	229	191	159	143	128	156	203	261	315	350
Provision for (benefit from) income taxes – TTM	976	1,066	1,148	1,132	1,047	1,165	1,027	(5,001)	(4,853)	(4,783)	(4,349)	1,837
Depreciation, amortization and impairment – TTM	3,170	3,411	3,606	3,747	3,913	4,145	4,424	4,667	4,867	4,991	5,104	5,368
Stock-based compensation expense – TTM	1,925	1,812	1,699	1,560	1,560	1,644	1,747	1,812	1,918	1,912	1,904	1,999
Adjusted EBITDA – TTM (non-GAAP)	14,803	16,107	17,872	19,186	18,430	19,292	18,082	16,631	15,748	14,769	15,676	16,645

34
TTM = Trailing twelve months

A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its fourth quarter 2024 financial results conference call beginning at 4:30 p.m. CT on January 29, 2025 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our factories and refinery are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, Autopilot and FSD (Supervised) features, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international expansion; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 29, 2024 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 35